     As filed with the Securities and Exchange Commission on September 21, 1999
                                                       Registration No. 333-____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              INPUT SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                77-0104275
       (State or other jurisdiction of     (I.R.S. Employer Identification No.)
        incorporation or organization)

                    1299 PARKMOOR AVENUE, SAN JOSE, CA 95126
               (Address of principal executive offices) (Zip Code)
                           --------------------------

                              INPUT SOFTWARE, INC.
                                 1999 STOCK PLAN

                           --------------------------

                                 KIMRA D. HAWLEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              INPUT SOFTWARE, INC.
                    1299 PARKMOOR AVENUE, SAN JOSE, CA 95126
                     (Name and address of agent for service)
                                  408-325-3800
          (Telephone number, including area code, of agent for service)
                           --------------------------

                         CALCULATION OF REGISTRATION FEE


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----------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                          AMOUNT TO          OFFERING PRICE           AGGREGATE             AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED  BE REGISTERED (1)      PER SHARE (2)       OFFERING PRICE (2)      REGISTRATION FEE
1999 STOCK PLAN
Common Stock, $.01 par value                300,000              $4.7813            $1,434,390.00           $398.77

----------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of Input's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Input Software, Inc. on September 16, 1999 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Input Software, Inc. ("Input") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         a. Input's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         b.       (1)      Input's Quarterly Report on Form 10-Q for the fiscal
                           quarter ended March 31, 1999;

                  (2) Input's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, together with amendments;

         c.       (1)      Input's Registration Statement No. 0-22292 on Form
                           8-A filed with the Commission on August 23, 1993 pursuant to Section 12 of the Securities and Exchange
                           Act of 1934 (the "1934 Act") in which there is described the terms, rights and provisions applicable to Input's outstanding Common Stock; and

                  (2) Amendment Number 1 on Form 8-A to Input's Registration Statement No. 0-22292 on Form 8-A filed with the SEC on September 7, 1993 in which there is described the terms, rights and provisions applicable to Input's Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Input's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. Input's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as a director to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. Input has entered into Indemnification Agreements with its officers and directors which provide Input's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS


Exhibit Number    Exhibit
--------------    -------
         4        Instruments Defining Rights of Stockholders. Reference is made to Input's Registration Statement No. 0-22292 on Form 8-A and
                  Amendment Number 1 thereto which are incorporated herein by reference pursuant to Item 3(c) of this Registration
                  Statement.

         5        Opinion and Consent of Gunderson Dettmer Stough Villeneuve
                  Franklin & Hachigian, LLP.

         23.1     Consent of Independent Auditors - PricewaterhouseCoopers
                  L.L.P.

         23.2     Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                  Hachigian, LLP is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9.  UNDERTAKINGS

                  A.       Input hereby undertakes:

                       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                                (i)      to include any prospectus required by
                                         Section 10(a)(3) of the 1933 Act,

                                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and

                                (iii)    to include any material information
                                         with respect to the plan of
                                         distribution not previously
                                         disclosed in this Registration
                                         Statement or any material change to
                                         such information in this
                                         Registration Statement; PROVIDED,
                                         however, that clauses (1)(i) and
                                         (1)(ii) shall not apply if the
                                         information required to be included
                                         in a post-effective amendment by
                                         those paragraphs is contained in
                                         periodic reports filed with or
                                         furnished to the SEC by Input under
                                         Section 13 or Section 15(d) of the
                                         1934 Act that are incorporated by
                                         reference in this Registration
                                         Statement;

                       (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and

                       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of Input's 1999 Stock Plan.

         B. Input hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of Input's annual report under
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Input under the indemnification provisions summarized in Item 6 or otherwise, Input has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Input of expenses incurred or paid by a director, officer or controlling person of Input in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Input will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  The Securities Act of 1933, as amended, requires that Input Software, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has had this Registration Statement signed on its behalf by the undersigned, who is duly authorized, in the City of San Jose, State of California, on this 21st day of September, 1999.


                                            INPUT SOFTWARE, INC.


                                            By  /s/ Kimra D. Hawley
                                                -------------------------------
                                                Kimra D. Hawley
                                                President, Chief Executive
                                                Officer and Director


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Input Software, Inc., a Delaware corporation, do hereby constitute and appoint Kimra D. Hawley and John Finegan, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Under the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES               TITLE                              DATE

/s/ Kimra D. Hawley      President, Chief Executive         September 21, 1999
--------------------     Officer and Director
Kimra D. Hawley          (Principal Executive Officer)


/s/ John Finegan         Chief Financial Officer            September 21, 1999
--------------------     and Secretary (Principal
John Finegan             Financial and Accounting Officer)

SIGNATURES                     TITLE                        DATE

/s/ Thomas Van Overbeek        Chairman of the Board        September 21, 1999
------------------------
Thomas van Overbeek


/s/ Johannes Schmidt           Director                     September 21, 1999
---------------------
Johannes Schmidt


/s/ James E. Crawford, III     Director                     September 21, 1999
---------------------------
James E. Crawford, III


/s/ Bruce Silver               Director                     September 21, 1999
-----------------
Bruce Silver


/s/ Daniel D. Tompkins         Director                     September 21, 1999
-----------------------
Daniel D. Tompkins

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                              INPUT SOFTWARE, INC.

                                  EXHIBIT INDEX


Exhibit Number    Exhibit
--------------    -------
         5        Opinion and Consent of Gunderson Dettmer Stough Villeneuve
                  Franklin & Hachigian, LLP.

         23.1     Consent of Independent Auditors - PricewaterhouseCoopers
                  L.L.P.

         23.2     Consent of Gunderson Dettmer Stough Villeneuve Franklin &
                  Hachigian, LLP is contained in Exhibit 5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.